Exhibit 10.25

Master Services Agreement

This Master Services Agreement (hereinafter the "Agreement") is effective as of October 6, 2015 (hereinafter the "Effective Date"), by and among Turtle Beach Corporation, (hereinafter “TB”) with principal place of business located at 100 Summit Lake Drive, Suite 100, Valhalla, New York 10595, and its affiliated companies, and Hon Hai Precision Industry Co. Ltd. (hereinafter "Foxconn"), with its principal place of business at 2 Tzu Yu St. Tu-Cheng, New Taipei City Taiwan 23644 and its affiliated companies, a company incorporated under the laws of Taiwan, R.O.C.. In this Agreement, the term “Party” refers individually to TB, or Foxconn, and the term “Parties” refers collectively to TB, and Foxconn.

1.	Definitions

1.1
“Affiliate” means, with respect to any Person, any other Person directly or indirectly controlling, controlled by, or under common control with such Person. For the purpose of this definition, the term “control” (including with correlative meanings, the terms “controlling”, “controlled by” and “under common control with”), as used with respect to any Person, shall mean the possession, directly or indirectly, of the power to direct or cause the direction of the management and policies of such Person, whether through the ownership of voting securities or by contract or otherwise.

1.2
“Business day” means any day except Saturday, Sunday or any other day on which commercial banks located in New York or the location of the applicable Foxconn facility in which the Products are being produced are authorized or required by Law to be closed for business.

1.3
"Confidential Information" means any and all confidential and proprietary information, including both technical and non-technical information, exchanged among the Parties at any time, before or after the date of this Agreement, whether verbally or in writing or by other means, and including: (a) copyright, trade secret and proprietary information; (b) techniques, algorithms, firmware and software programs related to the current or future proposed business, products and service of a Party; (c) information concerning research, engineering, industrial design and styling; (d) financial information, procurement requirements, purchasing information, customer lists, business forecasts, sales and merchandising information, marketing plans and marketing information; and (e) the terms and conditions of this Agreement.

1.4	“Components” means materials, sub-assemblies, intermediate assemblies, sub-components, components or other parts used in manufacture of or incorporated into the Products.

1.5	“Frozen Window” means, [*****].

1.6
“Governmental Authority” means any transnational, domestic or foreign federal, state or local, governmental authority, department, court, board or other regulatory authority, agency, self-regulatory organization or official, including any political subdivision thereof.

1.7
“IPRs” means any and all intellectual and industrial property and other proprietary rights, arising in any jurisdiction, whether registered or unregistered, including such rights in: (a) patents, patent applications, inventions and other industrial property rights, including all applications, registrations, extensions, renewals, continuations, continuations-in-part, combinations, divisions and reissues of the foregoing, (b) non-public technical or business information, Know-How, trade secrets, ideas, confidential information and rights to limit the use or disclosure thereof by any person, in each case whether or not patentable including business and technical information, inventions and discoveries, (c) works of authorship, whether or not copyrightable, including writings, databases, computer software programs and documentation; (d) copyrights, mask works, registrations or applications for registration of copyrights or mask work rights, and any renewals or extensions thereof; (e) moral rights; and (f) all rights of any kind in databases,

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inventions, designs, industrial designs, topographies, firmware, software, trade names, business names, internet domain names, trademarks, service marks, devices or other indicators of source (whether or not registered).

1.8
“Know-How” means information, practical knowledge, techniques, and skill required to manufacture a given Product or technology, and any training in any of the foregoing or physical embodiments thereof.

1.9
“Person” means a natural person, firm, corporation, partnership, association, limited liability company, union, trust or estate or any other entity or organization whether or not having separate legal existence, including any Governmental Authority.

1.10
“Product” means the products manufactured by Foxconn hereunder, each of which will meet cosmetic, technical and performance specifications set forth in one or more Specification of Product (“Product SoP”) to be prepared and agreed to by the parties with respect to each such product.

1.11	“Purchase Order” or “PO” means a purchase order in the form attached hereto as Schedule A issued to Foxconn by TB either by fax or email.

1.12
“Services” means any services provided by Foxconn in connection with the manufacturing and delivery of Products specified in a PO, which may include one or more of the following: (a) procuring Components or tooling; (b) manufacturing, testing, performing quality control, assembling and providing other related production services; (c) procuring cables and accessories, printed materials and other Components required for the packaging of Products as finished retail goods; or (d) obtaining required regulatory certifications and approvals.

1.13
“Specifications” means the design, functional and performance specifications provided by TB (including, without limitation, Bill of Materials (“BOM”), operating parameters, industrial design and styling, electrical specifications, testing procedures other quality requirements or metrics for Products) in connection with the design, production, manufacture and testing of each Product.

1.14	“Vendor” means a third party provider who is contracted by Foxconn to assist in the design, production or manufacture of Products or to provide any Services.

1.15	“BOM Cost” means the material cost for a component, which may be [*****].

1.16	“Guided Turnkey (“GTK”) Components” means components that Foxconn purchases from a Vendor designated by TB pursuant to TB negotiated pricing and/or terms and conditions.

1.17	“Turnkey (“TK”) Components” means components that Foxconn may open source. Supplier details must still be provided to TB on the quote template and any changes reported immediately to TB.

2.	Pricing, Payment and Delivery

2.1
General Purchasing Terms: The prices for Services and Products shall be as may be agreed from time to time by Foxconn and TB in accordance with Section 2.2 hereof. TB shall not be liable for any amounts, fees or costs to Foxconn except pursuant to a valid PO issued by TB and accepted by Foxconn on the terms and conditions of this Agreement, or as otherwise specified in this Agreement. Unless otherwise specified in the PO, the price specified in such PO shall be the total gross amount payable in respect of the Products and Services ordered thereunder, inclusive of all charges and amounts whatsoever, including packaging, boxing and processing

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and all applicable national, provincial, local and other taxes, duties and charges. Payment for Products shall be in US Dollars and due within the agreed payment term after the date of delivery.

2.2
Price for TB Products: The price for the headset Products will be calculated on a [*****] basis, including [*****]. The price for the HyperSound Products will be calculated on a [*****] basis, including [*****]. In connection with each Product, Foxconn shall provide a proposed price quote and [*****] for each Product in accordance with the form of Quote Template provided by TB or as mutually agreed to in writing (the “Price Quote”), including [*****]. Foxconn may not change any Components or otherwise deviate from the line items included in the Quote Template without TB’s prior written approval. The Price Quote for a Product will remain in effect for [*****] or such other period as the Parties may agree upon from time to time. [*****]

2.3
Continuous Cost Reductions: Foxconn will use commercially reasonable efforts to continually reduce manufacturing costs related to the Products, including those Component, labor and overhead costs. Foxconn will assign personnel to review such costs on a monthly basis and propose reductions, if any such cost reduction opportunities are identified, to TB in writing, which will be incorporated into the Price Quote if accepted by TB and reflected on the Quote Template. Savings will be reviewed by TB and discussion of gain sharing will be at TB’s discretion. Once profit percentage reaches [*****], then profit dollars will remain constant at the amount calculated on the locked quote and will not be affected by these TB-accepted cost reductions.

2.4
Purchase Orders and Acceptance: Each PO shall have a unique order number and specify a single part-number and quantity with a single line item, required date and delivery terms. Foxconn shall, within [*****] of receipt of a PO from TB, acknowledge receipt of such PO. Foxconn must respond to said PO within [*****] by: (a) agreeing to provide the Products and/or Services specified therein by indicating its acceptance by email or such other method as the Parties may agree upon (b) rejecting such PO by indicating its rejection by email or such other method as the Parties may agree upon; or (c) rejecting such PO, and proposing changes to the PO, by indicating its rejection and including a detailed counterproposal by email or such other method as the Parties may agree upon; provided, [*****] No terms and conditions in any counterproposal by Foxconn shall be deemed accepted by TB until incorporated in a revised PO issued by TB to Foxconn in accordance with this Agreement. The Parties agree that the only method for validly rejecting or proposing changes to a PO shall in accordance with the procedures set forth in this Section 2.4. Any other form of response, including any different, additional or contrary terms contained in any Foxconn or TB form or pre-printed response, shall be disregarded. TB may withdraw a PO at any time prior to Foxconn’s acceptance. Notwithstanding anything to the contrary, Foxconn agrees, during the term of this Agreement, to manufacture all of TB’s requirements for TB Products as ordered by TB at the price determined in accordance with this Section 2 unless otherwise agreed to in writing.

2.5
Change Orders: Subject to the terms below, TB may change the shipping instructions, extend the delivery date as to all or part of any order, or cancel all or part of an order set forth in any accepted PO by providing written notice to Foxconn prior to the delivery shipment date specified on the PO (a “Change Order”).

1)
Extending Delivery Date. Prior to the start of the Frozen Window, [*****]. For the purposes of calculating the number of units the delivery date of which may be extended, no distinction shall be made between Products of different types ordered in a single PO and TB may allocate the permitted percentage of units to be rescheduled among different Product types in its discretion.

2)	Cancellation: Prior to the start of the Frozen Window, TB may provide a Change Order cancelling an order for Products [*****]. Following such a cancellation, Foxconn will be entitled to [*****].

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2.6
Non-Recurring Engineering Activities: TB may order engineering services from Foxconn for the design and development of Products, including but not limited to the product development phase of new products, product certification, tooling and samples. Manufacturing costs shall not include any Non-Recurring Engineering (“NRE”) activities and NRE charges shall be quoted separately from the Price Quote and shall be paid in accordance to the regular payments terms of this Agreement. Any IPR developed in connection with such NRE activities shall constitute TB IPR and Foxconn shall deliver any documentation related thereto to TB upon the completion of any NRE activities (or earlier upon TB’s request), provided that TB has fully paid for the NRE charges. Engineering resources shall be listed by title, discipline or other discrete methodology and the level of support shall be agreed to as part of the quotation process. TB’s engineering team shall agree in writing to any deliverables for NRE support. The Parties shall negotiate in good faith and execute an “Engineering Services Agreement” reflecting the foregoing within [*****] of the execution of this Agreement.

2.7
Extraordinary Expenses: Foxconn will deliver a summary of all extraordinary expenses incurred by Foxconn in accordance with the terms hereof that are not included in the Agreed Price by the [*****] of the following month. [*****].

2.8
Delivery: Foxconn shall comply with TB’s billing and delivery instructions on the respective PO or as otherwise communicated to Foxconn in writing. Foxconn shall deliver the Products ordered by TB to such location specified, and on the date specified, in the PO. Foxconn shall execute and deliver a bill of sale or any other document that may be reasonably requested by TB in order to convey good title to TB at the time of delivery. TB is not required to accept any Non-Conforming Products, notwithstanding any usage of trade or common practices to the contrary. For the avoidance of doubt, the acceptance of Products for delivery by a common carrier or shipper does not constitute TB’s acceptance of such Products and acceptance of Products by TB shall not preclude any other remedy by TB in respect of defective or Non-Conforming Products or otherwise for breach of this Agreement. In the event that Foxconn delivers fewer Products than ordered by TB, TB will accept the lesser quantity and receive a credit for the Product shortfall. To the extent TB incurs additional costs due to improperly marked or routed Products, TB shall be entitled to request a Credit Note on such costs from Foxconn.

2.9
Delivery Date: Foxconn shall deliver the Products to TB on the date indicated by TB in the relevant PO. If Foxconn fails to make timely deliveries of the Products meeting the requirements set forth in this Agreement, [*****]. Foxconn shall ensure that [*****]. If Foxconn fails or has reason to believe it will fail to make deliveries at the specified time, Foxconn shall promptly notify TB and employ accelerated measures such as [*****].

2.10
Import/Export Requirements: Foxconn shall 1) comply with all import and export laws and regulations and maintain appropriate import and export documentation, 2) provide an appropriate certification stating the country of origin for Products sufficient to satisfy the requirements of the Governmental Authorities of the destination country or countries and any applicable customs or import/export regulations of such countries, including without limitation those of the United States, 3) ensure that Products and packaging of Products are marked with the country of origin, as required by applicable regulations of any jurisdiction or as otherwise reasonably requested by TB, 4) at TB's request, (a) make available for inspection and audit all import and export documentation for the Products and technology included in the Products; (b) assist TB in determining an appropriate Export Control Classification Number for all Products; and (c) provide export screening for all shipments of Products or Parts. Foxconn will not, directly or indirectly, export, re-export or transship any Products in violation of any applicable U.S. export control laws and regulations or any other applicable export control laws promulgated and administered by the government of any country having jurisdiction over the parties or the transactions contemplated herein and, at TB’s request for product importation into the USA, designate TB or its designated customer as the importer of record and if TB is not the importer of record, provide TB with

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documents required by the customs authorities of the country of receipt to prove proper importation.

2.11
Engineering Changes. TB shall be liable for any and all obsolete materials, work in process product, semi-finished goods, finished goods, material cost, cost of rework, test, upgrade, scrap, other handling charges, and any other costs that result from the implementation of any engineering changes.

2.12
Excess and Obsolescence: TB shall be liable for any excess materials, parts, and work-in-process and finished goods prepared for manufacturing Products as required by TB (including with respect to any end-of-life products), provided that [*****]. Materials shall be deemed excess and/or obsolete if [*****].

3.	Materials Management

3.1	Forecasts: TB will provide Foxconn a [*****] (each, a “Forecast”) for Products TB anticipates ordering.

3.2
Materials Liability: TB will be liable in accordance with Section 2.12 for any and all Components ordered within material lead-time and minimum order quantity to support approved Forecasts and, subject to Section 3.8, any and all Components Foxconn purchases outside standard order lead-time provided that such order was placed by Foxconn at the direction of TB.

3.3	Component Supplier Ordering Plans: Foxconn shall prepare and provide [*****] ordering plan for each applicable Component supplier. Each such ordering plan will contain the following data: [*****].

3.4
Sourcing of Non-Consigned Components: Foxconn will buy all Components (other than Consigned Components) and materials from Vendors listed on the Approved Vendor List (“AVL”) provided by TB. Foxconn shall inform TB of any Vendors it intends to use in the manufacture of any TB Products or providing any Services to TB. In the event a Component or material is not covered under the AVL, Foxconn shall guarantee that Components and/or materials comply with TB quality requirements. Foxconn shall not employ any Vendor, or otherwise subcontract any aspect of the design, product, manufacturing or testing of TB Products or providing Services to TB, without TB’s prior express written consent.

3.5
Consigned Components: TB shall retain all right, title and interest in Components furnished by TB to Foxconn (the “Consigned Components”), including all Consigned Components in Foxconn’s inventory and all Consigned Components in-transit to, and in-process at, a Foxconn facility. Foxconn assumes liability for Consigned Components in its possession against any non-manufacturing loss or damage Foxconn shall submit an inventory reconciliation of all Consigned Components on a monthly basis to TB. Within [*****] following TB’s written request, Foxconn will return all Consigned Components to TB, or to any other location specified by TB, at TB’s cost.

3.6
Management of equipment, molds, jigs and tools, etc.: Foxconn shall be responsible for the management and maintenance of equipment, molds, tooling, dies, jigs and tools, etc. and measuring instruments and testing apparatus, etc., necessary for production of the Products (hereinafter, the “Production Materials”). Foxconn shall provide reports regarding the status of Production Materials monthly. [*****] Foxconn shall not use TB-paid Production Materials or Consigned Components in the manufacture of any non-TB products or for any purpose other than fulfilling its responsibilities under this Agreement.

3.7	Scrap Material Disposal: Foxconn shall be responsible for all costs, taxies, duties and activities related to scrap material disposal if the cause for such scrap is attributed to Foxconn’s sole fault.

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In all cases, Foxconn shall comply with all laws, rules and regulations regarding such disposal processes and procedures.

3.8
Inventory Carrying Costs: TB may from time to time request Foxconn to purchase materials outside standard Component lead-times (“Advance Purchase Components”). TB shall reimburse Foxconn for any inventory carrying costs resulting from Advance Purchase Components, excess Components to the extent resulting from changes by TB to its forecasts and obsolete Components to the extent resulting from engineering changes required by TB. Such inventory carrying costs shall : [*****]. Foxconn shall invoice TB on a monthly basis for the inventory carrying costs with a detailed calculation of such carrying costs. Upon request by TB, Foxconn shall provide any information necessary to TB to support how these inventory carrying costs are calculated and tracked.

4.	Quality Requirements

4.1
Manufacturing Process and Specifications: Foxconn shall manufacture all Products in accordance with the Specifications provided by TB. Additionally, all products manufactured for sale as FDA-regulated medical devices for HyperSound hearing systems shall comply with the separate quality agreement titled “[*****]. Foxconn shall not modify or deviate from any Specifications without TB’s prior written consent, provided, however, that Foxconn shall immediately notify TB of any design errors, defects, ambiguities, inconsistencies or omissions in any Specifications which may come to the attention of Foxconn. Additional manufacturing and quality testing processes for Products shall be mutually agreed upon and shall not be changed by Foxconn without TB’s prior written consent.

4.2
Product Regulations Conformity: Unless otherwise specified in the relevant Product SoP or agreed to by TB in writing and without limitation of any other product quality requirements, Products (including any labelling, packaging and inserts) shall adhere to the following requirement and regulations, as may be amended from time to time, and shall be labelled accordingly: [*****]. Additionally, each Product will include a unique serial number clearly labelled on the outside of final packaging, any inner cartons and carton packs. As of [*****], Foxconn will implement Unique Device Identifier (UDI) numbering in compliance with FDA’s UDI regulatory requirements for all products manufactured for sale as FDA-regulated medical devices. Foxconn will implement and utilize a serial number tracking system to track the use of specific Components in Products via bar code tracking.

4.3
Quality System and Quality Assurance: Foxconn shall implement quality systems, which shall be subject to TB’s review and approval, standards to ensure process integrity, allow for early problem detection and minimize occurrence of product quality problems and warranty failures. This shall include, but not be limited to having adequate technical resources, formal process documentation, results recording, traceability of processing, monitoring manufacturing processes and supply chain service activities, failure analysis skills, capabilities and repair, improving material and procurement processes and implementation of corrective actions. Such quality assurance systems will be applied to both incoming parts and outgoing finished goods. [*****].

4.4
NPI Involvement: Foxconn shall designate a team of key quality engineering personnel to be involved in the various NPI activities, such as the development of quality processes, the establishment of audit facilities and facilitation of the proto-build. Foxconn shall ensure that the resource allocation of the NPI team does not affect the manufacturing operations and processes and that any new product introductions do not have a negative impact on current product manufacturing operations and processes. For each NPI, Foxconn will create written test plans (each, a “Test Plan”) to [*****].

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4.5
Production Quality Management: Foxconn will track and ensure performance metrics that measure the amount and type of [*****] in a manner satisfactory to TB. These measures might include, but are not limited to, [*****]. Foxconn will ensure an efficient system is in place to block and segregate non-conforming materials.

4.6
Incoming Quality: Foxconn must implement processes and infrastructure to perform applicable incoming inspection/test on Components, including a quality assurance system to ensure [*****], within [*****] of the Effective Date of this Agreement. Foxconn shall implement a monitoring and reporting system satisfactory to TB in order to manage the quality of the supply chain, and is responsible for managing and resolving any Component quality issues, including, but not limited to, determining the nature of the issues, escalating issue, setting performance metrics and monitoring progress, and providing TB regular and timely updates.

4.7
Process Quality: Foxconn shall ensure that the finished Products comply in all respects with the TB Specifications, including quality and reliability standards, by industry mutually agreed testing methods, which will be no less than what is generally utilized in the consumer electronics industry.

4.8
Outgoing Quality: Foxconn must have internal processes and infrastructure in place to perform Product audits pursuant to a mutually-agreed sampling plan (the “Sampling Plan”) to ensure only Products meeting all Specifications will be released from production and to perform finished goods inspection pursuant such Sampling Plan. Foxconn will have processes and infrastructure to perform [*****] outgoing inspection of each whole pallet configuration (such as labelling, unit quantity, and orientation) prior to container loading. Foxconn shall start at [*****]. If the quality is deemed by TB to be acceptable based on outgoing quality, TB Audits and Field failure analysis, Foxconn may reduce inspection levels to Level II with written agreement from TB. Foxconn shall ensure that the rate of failure of a particular Product (or series or family of Products) will never exceed [*****] of the Products delivered over a [*****] period due to a single root cause and/or single failure type and that there are effective processes to escalate, manage, contain and resolve issues in a timely way to minimize the exposure of such failure. In the event of failure, Foxconn needs to perform the rescreen/rework to minimize risk of defective units being shipped out as agreed to by Foxconn. TB can modify sampling rates as needed and deemed necessary to maintain outgoing quality levels.

4.9	Field Failure Analysis: Foxconn shall support field failure analysis process as established in the SOW and drive product quality improvements, including by [*****].

4.10
Audit and Inspection Rights: TB shall have the right, at any time during the term of this Agreement, to audit Foxconn’s compliance with the terms of this Agreement (an “Audit”). TB may appoint one or more independent auditors subject to Foxconn approval and confidentiality obligations, not to be unreasonably withheld, conditioned or delayed (an “Independent Auditor”) to assist with an Audit.

1)
Books and Records Audit: The scope of an Audit may include [*****]. Foxconn shall and shall cause each of its Representatives to and request that each of its Vendors to, cooperate fully with any Audit. Foxconn shall further make its, and each of its Affiliates’, Vendors, employees, contractors, directors, officers and other representatives related to TB Products available for interview by TB and any Independent Auditor at reasonable times and places, and shall cause all such Persons to cooperate fully with any Audit, and shall promptly provide any records or other documents relating to this Agreement, the Product or the Services reasonably requested by TB or an Independent Auditor.

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Foxconn shall retain and preserve all contracts, POs, Forecasts and invoices relating to this Agreement for a period of at least [*****] from the date such document was created or received.
[*****]
The Independent Auditor shall be a member of the “Big Four” accounting firms and shall provide to TB all relevant information related to the discrepancies discovered.

2)
Spot Testing: Upon prior notice to Foxconn, TB or its authorized representative(s) may conduct spot functional tests of the Products at Foxconn’s facility at which Products are being manufactured during Foxconn’s normal business hours. The Parties shall mutually agree upon the timing of such investigations, which shall be conducted in such a manner as not to unreasonably interfere with Foxconn’s operations.

3)
Manufacturing Quality Audits: TB retains the right to inspect and audit all manufacturing operations and quality control processes involving their products to confirm the integrity and compliance by Foxconn with its quality system and the Specifications.

4)
Site Inspections: TB and any Independent Auditor will have the right to perform on-site inspections during normal business hours at Foxconn’s, or its Representative’s, premises and facilities, including review of production records related to Products. Foxconn will provide TB’s inspectors with reasonable assistance at no additional charge.

4.11
Working Conditions: Foxconn shall, and shall cause its Affiliates and Vendors to, comply with all applicable laws, regulations, and guidelines relating to employment, working conditions, occupational health and safety, and environmental compliance. Foxconn will maintain its membership in good standing with the Electronic Industry Citizenship Coalition (EICC). Additionally, Foxconn shall allow any counterparties of TB who may require social and environmental standards audits to be conducted at manufacturing facilities to conduct inspections of its facilities during normal business hours, with the presence of TB representatives if Foxconn so requests. TB will be responsible for the fees of the auditor in connection with any initial audits. Foxconn shall be responsible for any additional re-audit expenses relating to failure to pass audit requirements as well as any costs incurred by TB resulting from failure to pass social compliance and environmental standard audits.

5.	Intellectual Property and Proprietary Materials

5.1
Intellectual Property: All IPRs and other legal, moral, and equitable rights of any kind (including any physical and electronic embodiments of thereof, including BOMs, price analyses, design, documentation, graphic renderings, industrial design and styling sketches, diagrams, notes, software, firmware, computer files, memoranda, and any documents or materials generated from, including, or reflecting any such IPRs (collectively, the “TB Proprietary Materials”)) provided by TB or any of its Affiliates, employees, or agents to Foxconn or Foxconn Representatives (the “TB IPRs”) shall belong exclusively to TB and shall constitute Confidential Information of TB. Foxconn shall use such IPRs only as authorized in writing by TB and only to manufacture TB Products for TB and for no other purpose whatsoever. Within five (5) business days of the expiration or early termination of this Agreement or at TB’s request, all copies of TB Proprietary Materials under the

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possession or control of Foxconn or Foxconn Representatives shall immediately and unconditionally be returned to TB.
Subject to Section 5.2 below, Foxconn shall retain ownership of all intellectual property rights, including without limitation, patent rights, copyrights, trademarks, trade secrets and moral rights: (a) owned by Foxconn as of the Effective Date, (b) developed by Foxconn without any involvement of TB and without use of, reference to or reliance upon any TB confidential or proprietary information, TB Proprietary Materials or TB IPRs, or (c) related to manufacturing processes, tooling, generic testing, or any such technology that at the time of conception by Foxconn was not exclusively used for Products (“Foxconn IP Rights”); provided, however, Foxconn IP Rights shall not include any intellectual property rights based on or derived from TB IPRs, TB Proprietary Materials, TB Developed IPR or Confidential Information of TB and Foxconn will only use TB IPRs, TB Proprietary Materials, TB Developed IPR and Confidential Information of TB for the manufacture of Products and/or rendering of Services for TB, in each case, under this Agreement.

5.2
TB IPRs Developed by Foxconn: Any IPRs and other legal, moral and equitable rights of any kind conceived, reduced to practice, developed, authored or otherwise made by Foxconn or its Affiliates, Vendors, agents, directors or employees (collectively, the “Foxconn Representatives”) in connection with or related to the Services, including as a result of any NRE activities (the “Developed IPR”), including the design and manufacture of the Product, shall constitute TB IPRs and belong exclusively to TB, provided that TB has fully paid for the actual documented NRE cost incurred by Foxconn in connection with such Developed IPR (the “TB Developed IPR”). The Parties acknowledge that the TB Developed IPR is being created at the request of TB and shall be deemed a “work made for hire” as defined under U.S. copyright law for TB and exclusively owned by TB. To the extent any TB Developed IPR is deemed not to be a work made for hire made for TB, Foxconn hereby unconditionally and irrevocably assigns, on behalf of itself and the Foxconn Representatives, to TB all rights, title and interests in and to the TB Developed IPR. Foxconn shall cause the Foxconn Representatives to execute any additional documents and takes such actions as are necessary to register, record, and perfect TB’s right in the TB Developed IPR. Additionally, if any TB Developed IPR includes patentable rights, Foxconn shall give TB prompt written notice thereof and shall furnish TB with all relevant information, including but not limited to a complete written disclosure thereof, requested by TB with respect to such patentable rights. Foxconn represents, warrants and covenants that it will have in place with each Foxconn Representative a written agreement pursuant to which such Foxconn Representative assigns all rights, title and interests in and to the TB Developed IPR to Foxconn. Foxconn and the Foxconn Representatives shall have no further interest in the TB Developed IPR and shall not use any of the TB Developed IPR for any purpose whatsoever other than to perform Foxconn’s obligations under this Agreement. Foxconn shall immediately provide any documentation and materials relating to the TB Developed IPR to TB upon any request by TB.

5.3
License to Foxconn: TB hereby grants to Foxconn a limited, non-exclusive, revocable, royalty-free license, during the term of this Agreement, under TB IPRs related to the TB Product, solely to the extent necessary for Foxconn to perform the Services for TB under this Agreement. Foxconn may not sublicense any of its rights under the foregoing license except to its Affiliates and Vendors solely to the extent necessary for such Affiliates and Vendors to provide the Services for TB under this Agreement and only if such Vendors and Affiliates agree in writing with Foxconn to be subject to and comply with all applicable terms and conditions of this Agreement.

5.4
Protection of TB Proprietary Materials: Foxconn acknowledges TB's right, title and interest in and to TB IPRs and TB Proprietary Materials and will not at any time do or cause to be done any act or thing contesting or in any way impairing or intended to impair any part of such right, title or interest. If Foxconn becomes aware of any infringement of TB's IPRs, Foxconn shall immediately notify TB of such infringement and, at TB’s own cost and expense, cooperate with TB in the enforcement of TB's IPRs. Foxconn shall not, and shall cause the Foxconn

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Representatives to not, apply for or otherwise seek to register or obtain any TB IPRs or TB Developed IPRs.

5.5	Information and Material: Within five (5) business days after TB’s written request, Foxconn shall furnish to TB, at TB’s expense, the following for any and all Products:
[*****]

6.	Product Warranty

6.1	Warranty: Foxconn represents and warrants on an ongoing basis that: [*****]
Notwithstanding the foregoing, [*****].

6.2
Non-Conforming Products: In addition to any other remedies that TB may have, as to any Products which violate any representation or warranty of Foxconn (“Non-Conforming Products”), TB shall be entitled to a credit equal to [*****]. TB may use the services of the third party returns and refurbishment vendor to test returned Product and to provide reports documenting the quantity and nature of each defect and, if requested, will provide to Foxconn copies of such report and samples of such Non-Conforming Products for Foxconn’s review. Foxconn shall issue a Credit Note to TB for any Products mutually agreed to be Non-Conforming Products, including reasonable shipping, receiving and testing costs incurred by TB for such units. TB and will retain the defective product for use in its refurbishment operations.

6.3
Defective Product and Hazard Conditions: If either Party becomes aware of any information which reasonably supports a conclusion that a defect may exist in any Product, and such defect could cause (a) [*****] (hereinafter a "Hazard") or (b) [*****] (hereinafter a "Defect"), such Party shall immediately notify the other Party of the Hazard or Defect. Notice to the other Party shall precede notice to any governmental agency, unless otherwise required by law. Foxconn and TB shall promptly exchange all relevant data and, if practical, meet to review and discuss the information, tests and conclusions relating to the alleged Hazard or Defect. At any such meeting the Parties shall discuss the basis for any action, including a recall, and the origin or causation of the alleged Hazard or Defect, provided, however, that the TB shall have the right to make the ultimate decision regarding any recall or other method of addressing a Hazard or Defect. Foxconn shall cooperate with TB and provide reasonable assistance in facilitating such recall or other action at TB’s request. Foxconn shall be solely responsible for all costs resulting from such Hazards or Defects if such Products are Non-Conforming Products, including but not limited to the costs of effecting a recall and the related logistics, transportation and rework costs to TB. Each Party shall, on request, provide to the other reasonable assistance in (a) determining how best to deal with the Hazard or Defect and (b) preparing for and making any presentation before any governmental agency which may have jurisdiction over Hazards or Defects involving Products.

6.4
Warranty Costs: The Parties shall review on a [*****] basis the accrued warranty costs as compared to the costs for replaced product and refunds. The Parties shall negotiate in good faith the warranty costs for the Products.

7.	Additional Covenants of Foxconn

7.1
Exclusivity: Foxconn shall manufacture TB Products exclusively for TB, and shall not provide any TB Product to any other Person without TB’s prior written consent. Without limitation of the foregoing, Foxconn shall not, and shall cause each of its respective Affiliates not to, sell TB Products under a different label in any market without TB’s prior written consent.

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7.2
Business Continuity Plan: Foxconn shall develop and annually evaluate and test a formal business continuity plan (a “BCP”) detailing strategies for response to, and recovery from, a broad spectrum of potential disasters. TB shall have the right to review the BCP and results of its annual evaluation and testing. Foxconn is responsible for maintaining its facilities and operations according to applicable and prudent safety, security and fire protection standards and its BCP. Upon reasonable advance written notice from TB, Foxconn will allow TB and its designated representatives to visit and perform loss control audits of the facilities and operations during normal business hours and make reasonable recommendations for improvement to loss control processes. Foxconn shall review any such recommendations and implement any recommendations or alternative solutions upon which the Parties mutually agree.

7.3
Compliance with Law and Standards: In performance of its obligations under this Agreement, both Parties agree to comply with all applicable laws, rules, regulations, orders and ordinances of the United States and any other state or country with jurisdiction over the Party or the Party’s activities in performance of its obligations hereunder, and Foxconn agrees to comply with (a) Product Specifications and (b) TB manufacturing, social and ethical standards.

7.4
Insurance: Foxconn shall maintain insurance coverage in such amounts and coverage as reasonable and appropriate for the scope of its operations under this Agreement, including without limitation workers' compensation, comprehensive general liability insurance and product liability coverage, and shall name TB as an additional insured thereunder for issues not primarily arising from TB negligence or willful misconduct.

8.	Confidential Information, Liability and Indemnification

8.1
Confidential Information: Each Party shall, during the term of this Agreement and at all times thereafter, (x) hold all Confidential Information of the other Party in trust and in the strictest confidence, (y) not use, duplicate, reproduce, distribute, disclose, or otherwise disseminate such Confidential Information of the other Party without the other Party’s express written consent, except in the performance of its duties under this Agreement and (z) protect the Confidential Information from disclosure. Each Party shall take reasonable measures to maintain the confidentiality of the other Party’s Confidential Information. Each Party will immediately give notice to other Party of any unauthorized use or disclosure of Confidential Information. Each Party agrees to assist the other Party in remedying such unauthorized use or disclosure of Confidential Information. A disclosure of Confidential Information: (a) in response to a valid order by a court or other Governmental Authority, or (b) otherwise required by law, shall not be considered to be a breach of this Agreement or a waiver of confidentiality for other purposes; provided, however, that such Party shall: (i) provide prompt written notice thereof to the other to enable it to seek a protective order, confidential treatment or otherwise prevent such disclosure, (ii) cooperate in seeking such protective order or treatment and (iii) furnish only the portion of Confidential Information legally required to be disclosed and shall use its best efforts to ensure confidential treatment will be accorded such information.

8.2
Foxconn Indemnification: Foxconn agrees to defend, indemnify and hold harmless TB, its customers, and their respective directors, officers, employees, agents, customers and distributors from and against any and all claims, actions, demands, legal proceedings, liabilities, damages, judgments, settlements, reasonable costs and expenses, including, without limitation, attorneys’ reasonable fees and costs, arising out of or in connection with any alleged or actual: [*****] (collectively referred to as “Claims”).

8.3
TB Indemnification: TB agrees to defend, indemnify and hold harmless Foxconn, its customers, and their respective directors, officers, employees, agents, customers and distributors from and against any and all claims, actions, demands, legal proceedings, liabilities, damages, judgments,

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settlements, reasonable costs and expenses, including, without limitation, attorneys’ reasonable fees and costs, arising out of or in connection with any alleged or actual: [*****].

9.	Termination and Term of Agreement

9.1
Term of Agreement: This Agreement shall begin on the Effective Date and continue for a period of [*****] from the date hereof (the “Initial Term”), unless earlier terminated under any of the following provisions:

1)
Breach: Either Party may terminate this Agreement, effective [*****] after serving written notice, if the other Party commits a material breach of the terms hereof, unless, in the case of a breach capable of remedy: (a) specific action to cure the breach is taken within [*****] of the receipt by the defaulting Party of notice specifying the breach and requiring its remedy, (b) the breach is remedied in all material respects within [*****] of the receipt by the breaching Party of notice specifying the breach and (c) the breaching Party takes prompt and reasonable action to minimize the effect of such breach and to prevent future such breaches.

2)
Insolvency: TB may terminate this Agreement upon [*****] notice if Foxconn (a) enters into bankruptcy, liquidation, or similar proceedings, (b) becomes insolvent or unable to pay its debts in the ordinary course of business or (c) ceases doing business.

3)	Convenience: Following the Initial Term of this agreement, either party may terminate this Agreement without cause upon no less than [*****] prior written notice.

9.2
Extension: This Agreement will automatically renew for an extended term of [*****] at the expiration of the Initial Term or any extension thereof, unless either Foxconn or TB provides written notice of non-renewal at least [*****] prior to such expiration.

9.3
Surviving Termination: At least [*****] prior to the termination date of this Agreement, Foxconn will provide any documentation reasonably requested by TB to reconcile its Consigned Components and other inventory held by Foxconn and to carry on its activities with Vendors as provided in this Agreement, including Vendor contact information and purchasing records. For a period of [*****] following the termination date of this Agreement, Foxconn will provide TB with reasonable assistance and information to facilitate the return of Consigned Components and other inventory materials to TB and for the uninterrupted continuation of TB’s purchasing activities initiated under this Agreement. After the expiration or early termination of this Agreement in accordance with the terms hereof, this Agreement shall forthwith become null and void, and there shall be no further liability or obligation on the Parties; provided, however, that (i) this Section 9.3 and Sections 5, 6, 7.1, 8, and 10 shall survive termination of this Agreement, and (ii) each Party shall remain liable to the other Parties for any breach of this Agreement existing at the time of such termination or in respect of any PO accepted prior to termination.

10.	General

10.1
Governing Law and Dispute Resolution: This Agreement shall be construed in accordance with the laws of the state of California (without giving effect to any choice or conflict of law provision or rule that would cause the application of laws of any jurisdiction other than those of the state of California) and the Parties submit to the exclusive jurisdiction of the federal courts located in the Southern District of California. The Parties hereby irrevocably waive any and all claims and defenses either might otherwise have in any action or proceeding in any of such courts based upon any alleged lack of personal jurisdiction, improper venue, forum non conveniens or any similar claim or defense. The Parties agree that the United Nations Convention on Contracts for the International Sale of Goods (1980) is specifically excluded from application to this Agreement.

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10.2
Notices: Any notice or other communication under this Agreement shall be in writing and shall be deemed to have been fully given or made when personally delivered, delivered by a reputable express courier service, or when sent by electronic mail to the addresses set forth below if sent between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or on the next business day if sent by electronic mail to the addresses set forth below if sent other than between 8:00 a.m. and 5:00 p.m. recipient’s local time on a business day, or three (3) calendar days after being mailed by registered or certified mail, postage prepaid, to the following addresses or such other addresses as a Party may provide by notice to the other Party from time to time:

For Foxconn:        [*****]

For TB:	[*****]

10.3
Assignment: Neither this Agreement, nor any rights or obligations contained therein, may be assigned or delegated by either Party without the prior written consent of the other Party, and any such purported assignment or delegation shall be void and of no effect. Subject to the foregoing, this Agreement will inure to the benefit of each Parties’ successors and assigns.

10.4
Amendments and Waivers: No amendment, modification or waiver of any provision of this Agreement shall be effective unless set forth in a writing executed by an authorized representative of each Party. No failure or delay by any Party in exercising any right, power or remedy will operate as a waiver of any such right, power or remedy. No waiver of any provision of this Agreement shall constitute a continuing waiver or a waiver of any similar provision unless expressly set forth in a writing signed by an authorized representative of each Party.

10.5
Severability: Should any provision herein be deemed invalid or unenforceable, such provision will be amended to achieve as nearly as possible the same economic effect as the original provision and the remainder of this Agreement shall remain in full force.

10.6
Independent Parties: The relationship created between Foxconn and TB under this Agreement shall be that of independent contractors. There is no relationship of agency, partnership, joint venture, employment or franchise between the Parties. Neither Party has the authority to bind the other or to incur any obligation on its behalf.

10.7
Specific Performance: Each Party hereto agrees that its obligations hereunder are necessary and reasonable in order to protect the other Parties to this Agreement, and each Party expressly agrees and understands that monetary damages would inadequately compensate an injured Party for the breach of this Agreement, that this Agreement shall be specifically enforceable and that, in addition to any other remedies that may be available at law, in equity or otherwise, any breach or threatened breach of this Agreement shall be the proper subject of a temporary or permanent injunction or restraining order, without the necessity of proving actual damages or posting bond. Further, each Party hereto waives any claim or defense that there is an adequate remedy at law for such breach or threatened breach.

10.8
Interpretation: When a reference is made in this Agreement to Sections, paragraphs or Schedules, such reference shall be to a Section, paragraph, or Schedule to this Agreement unless otherwise indicated. The headings contained in this Agreement are for reference purposes only and shall not affect in any way the meaning or interpretation of this Agreement. Whenever the words "include," "includes" or "including" are used in this Agreement, they shall be deemed to be followed by the words "without limitation." The words "hereof", "herein" and "hereunder" and words of similar import, when used in this Agreement, shall refer to this Agreement as a whole and not to any particular provision of this Agreement. The terms defined in the singular have a

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comparable meaning when used in the plural, and vice versa. The Schedules hereto are an integral part of this Agreement and shall be deemed part of this Agreement and included in any reference to this Agreement. No Party will be deemed, or construed by any court, to be the drafter of this Agreement, which Agreement will be deemed to have been jointly prepared by the Parties. It is the intent of the Parties that this Agreement and its addenda will prevail over the terms and conditions of any PO or other instrument.

10.9
Entire Agreement: This Agreement sets forth the entire agreement and understanding of the Parties relating to the subject matter contained herein, and merges all prior discussions and agreements, both oral and written, between the Parties.

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IN WITNESS WHEREOF, the Parties hereto have caused this Agreement to be executed by their duly authorized representatives as of the day and year first written herein.

TURTLE BEACH CORPORATION

By: /s/ Robert Andris____________________________    Date: ______________________
Name: Robert Andris
Title: Sr. Vice-President Global Supply Chain Operations

HON HAI PRECISION INDUSTRY CO. LTD.

By: /s/ Mark Chien______________________________    Date: ______________________

Name: Mark Chien
Title: Executive Vice-President and General Manager

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